SUB-ADVISORY AGREEMENT
BENNETT LAWRENCE MANAGEMENT, LLC
THIS SUB-ADVISORY AGREEMENT is made as of the 1st
day of July, 2005, among WT Mutual Fund, a Delaware
business trust (the "Fund"), Rodney Square Management Corporation (the "Adviser"), a corporation organized under the laws of the state of Delaware and Bennett Lawrence Management, LLC, a limited liability company organized under the laws of the state of New York (the "Sub-Adviser"). WHEREAS, the Fund is registered under the
Investment Company Act of 1940, as amended (the "1940
Act"), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest; and
WHEREAS, the Wilmington Mid Cap Strategic
Allocation Fund (the "Portfolio") is a series of the Fund;
and
WHEREAS, the Adviser acts as the investment
adviser for the Portfolio pursuant to the terms of an Investment Advisory Agreement between the Fund and the Adviser under which the Adviser is responsible for the coordination of investment of the Portfolio's assets in portfolio securities; and
WHEREAS, the Adviser is authorized under the
Investment Advisory Agreement to delegate its investment responsibilities to one or more persons or companies;
NOW THEREFORE, in consideration of the
promises and mutual covenants herein contained, the
Fund, the Adviser and the Sub-Adviser agree as follows:
1.	Appointment of Sub-Adviser. The Adviser and the Fund
hereby appoint and employ the Sub-Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Portfolio which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the "Portfolio Account"). The Adviser may, from time to time, make additions to and withdrawals, including cash and cash equivalents, from the Portfolio Account. The Sub-Adviser will receive a daily cash report from the accounting agent for the Portfolio.

2.	Acceptance of Appointment. The Sub-Adviser accepts its
appointment as a discretionary portfolio manager and agrees to use its professional judgment to make investment decisions for the Portfolio with respect to the investments of the Portfolio Account and to implement such decisions on a timely basis in accordance with the provisions of this Agreement.

3.	Delivery of Documents. The Adviser has furnished the
Sub-Adviser with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Adviser with copies properly certified or authenticated of any amendment or supplement thereto:

a. The Portfolio's Investment Advisory Agreement;
	b. The Fund's most recent effective registration statement and financial statements as filed with the Securities and Exchange Commission;

	c. The Fund's Agreement and Declaration of Trust and
By-Laws; and

	d. Any policies, procedures or instructions adopted or approved by the Fund's Board of Trustees relating to obligations and services provided by the Sub-Adviser.

4.	Portfolio Management Services of the Sub-Adviser. The
Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Portfolio, to purchase and to sell securities for the Portfolio Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with Sections 6 and 7 hereof and Schedule A hereto (as amended from time to time). In providing portfolio management services to the Portfolio Account, the Sub-Adviser shall be subject to and shall conform to such investment restrictions as are set forth in the 1940 Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, applicable statutes and regulations of foreign jurisdictions, the supervision and control of the Board of Trustees of the Fund, such specific instructions as the Board of Trustees may adopt and communicate to the Sub-Adviser, the investment objective, policies and restrictions of the Fund applicable to the Portfolio furnished pursuant to Section 5 of this Agreement, the provisions of Schedule A and Schedule B hereto and other instructions communicated to the Sub-Adviser by the Adviser. The Sub-Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Portfolio Account, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence.
The Sub-Adviser shall maintain on behalf of the Fund the records listed in Schedule B hereto (as amended from time to time). At the Fund's reasonable require, the Sub-Adviser will consult with the Fund or with the Adviser with respect to any decision made by it with respect to the investments of the Portfolio Account.

5.	5. Investment Objective, Policies and Restrictions.
The Fund will provide the Sub-Adviser with the statement of investment objective, policies and restrictions applicable to the Portfolio as contained in the Portfolio's Prospectus and Statement of Additional Information, all amendments or supplements to the Prospectus and Statement of Additional
Information, and any written instructions adopted by the Board of Trustees supplemental thereto. The Fund agrees, on an ongoing basis, to notify the Sub-Adviser in writing of each change in the fundamental and non-fundamental investment policies of the Portfolio and will provide the Sub-Adviser with such further information concerning the investment objective, policies, restrictions and such other information applicable thereto as the Sub-Adviser may from time to time reasonably request for performance of its obligations under this Agreement. The Fund retains the right, on written notice to the Sub-Adviser or the Adviser, to modify any such objective, policies or restrictions in accordance with applicable laws, at any time.

6.	Transaction Procedures. All transactions will be
consummated by payment to or delivery by PFPC Trust
Company, the custodian designated by the Fund (the
"Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Portfolio Account, and the Sub-Adviser shall not have possession or custody thereof.
The Adviser shall advise the Custodian of the retention of the Sub-Adviser as provided in this Agreement and shall instruct and direct the Custodian to provide the Sub-
Adviser with copies of all Portfolio Account statements issued by the Custodian indicating all disbursements made from the Portfolio Account. The Sub-Adviser shall advise the Custodian and confirm in writing to the Fund and to the administrator designated by the Fund or any other designated agent of the Fund, all investment orders for the Portfolio Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule B hereto
(as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

7.	Allocation of Brokerage. The Adviser shall have
authority and discretion to select brokers and dealers
(including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser, subject to conformance with the policies and procedures disclosed in the Fund's Prospectus and Statement of Additional Information and the policies and procedures adopted by the Fund's Board of Trustees. The
Adviser will advise the Sub-Adviser of such selection in writing. The Adviser also may delegate to the Sub-Adviser the authority set forth in this Section 7 to select brokers and dealers (including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser by providing written notice of such delegation to the Sub-Adviser and receiving written confirmation from the Sub-Adviser accepting such delegation.

a.	In executing portfolio transactions, the Adviser
will give primary consideration to securing best execution.
Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser or Sub-Adviser may be a party. Therefore, the Adviser, not the Sub-Adviser, will be responsible for securing best execution on portfolio transactions initiated by the Sub-Adviser.

b. 	In light of the foregoing, the Adviser
acknowledges that the Sub-Adviser is under no obligation to aggregate the securities to be purchased or sold for the Portfolio with transactions for other clients of the Sub-
Adviser. In retaining the discretion to select brokers and dealers, the Adviser acknowledges that the price and execution the Portfolio Account pays or receives for a security may be more favorable or less favorable than the price and execution paid or received by Sub-Adviser's other clients whose transactions are aggregated.

c.	The Adviser agrees that it will not execute any
portfolio transactions for the Portfolio Account with a broker or dealer which is (i) an affiliated person of the Fund, including the Adviser or any Sub-Adviser for any Portfolio of the Fund; or (ii) a principal underwriter of the Fund's shares, unless such transactions are executed in accordance with Rule 17e-1 of the 1940 Act and the Fund's
Rule 17e-1 procedures, as adopted in accordance with Rule 17e-1.

d. 	In the event the Adviser delegates the authority
to the Sub-Adviser to select brokers and dealers to execute transactions on behalf of the Portfolio:

(1)	the Sub-Adviser agrees that it will not
execute any portfolio transactions for the Portfolio
Account with a broker or dealer which is (i) an affiliated person of the Fund, the Adviser or any sub-adviser for any Portfolio of the Fund; (ii) a principal underwriter of the Fund's shares; or (iii) an affiliated person of such an affiliated person or principal underwriter, unless such transactions are (x) exempt under Rules 10f-3(b) or 17a-10,
(y) executed in accordance with Rule 17e-1 of the 1940 Act and the Fund's Rule 17e-1 procedures, as adopted in accordance with Rule 17e-1 or (z) executed in accordance with Rule 10f-3(c) of the 1940 and the Fund's Rule 10f-3(c) procedures, as adopted in accordance with Rule 10f-3. The
Adviser agrees that it will provide the Sub-Adviser with a list of such affiliated brokers and dealers; and

(2) the Sub-Adviser acknowledges and agrees that in connection with the exemptions provided under Rules 10f-
3(b), 12d3-1, and 17a-10 under the 1940 Act, the Sub-
Adviser (i) will not consult with any other sub-adviser of the Portfolio, which is advising the Portfolio, concerning the Sub-Adviser or its affiliated persons' transactions with the Portfolio in securities or other assets of the Portfolio, and (ii) will be limited to providing investment advice to the Fund with respect to the Portfolio Account.

8.	Proxies. The Sub-Adviser will vote all proxies
solicited by or with respect to issuers of securities in which assets of the Portfolio Account may be invested from time to time, provided that the Sub-Adviser receives the necessary proxy materials at least 10 business days before the vote, which is sufficient time to permit the Sub-
Adviser to consider what action to take. At the request of the Sub-Adviser, the Adviser shall provide the Sub-Adviser with its recommendations as to the voting of such proxies.
Unless otherwise instructed by the Fund's Board of Trustees, Sub-Adviser will also make all elections whether or not to tender, convert, exchange, endorse, transfer or deliver securities in the Portfolio Account in connection with offers to an issuer's security holders from time to time, elect the form of dividend payments and execute waivers, consents and other instruments with respect to such securities, provided that the Sub-Adviser receives the necessary materials in sufficient time to permit the Sub-
Adviser to consider what action to take and to submit required documentation.

9.	Reports to the Sub-Adviser. The Fund will provide the
Sub-Adviser with such periodic reports concerning the status of the Portfolio Account as the Sub-Adviser may reasonably request.

10.	Fees for Services. For the services to be provided
hereunder, the Fund shall pay the Sub-Adviser out of the assets of the Portfolio a sub-advisory fee calculated at the annual rates listed on the attached Schedule C. The fee shall be payable monthly as soon as practicable after the last day of each month based on the Portfolio Account's average daily net assets.

11.	Other Investment Activities of the Sub-Adviser. The
Fund acknowledges that the Sub-Adviser or one or more of its affiliated persons may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub-Adviser, its affiliated persons or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their own respective accounts ("Affiliated Accounts"). Subject to the provisions of Section 7(b) hereof, the Fund agrees that the Sub-Adviser or its affiliated persons may give advice or exercise investment responsibility and take such other action with respect to other client accounts managed by the Sub-Adviser, including Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio Account, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio Account over a period of time on a fair and equitable basis relative to such other accounts, taking into account the investment objective and policies of the Portfolio and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio Account may have an interest from time to time, whether in transactions which involve the Portfolio Account or otherwise. The Sub-
Adviser shall have no obligation to acquire for the Portfolio Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Portfolio Account or otherwise.

12.	Certificate of Authority. The Fund, the Adviser and
the Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Boards of Trustees/Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Fund, a Portfolio
Account, the Adviser and/or the Sub-Adviser.

13.	Limitation of Liability.  The Sub-Adviser shall not be
liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund or the Adviser, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of duty. Nothing in this Section 13 shall be construed in a manner inconsistent with Section 17(i) of the 1940 Act.

14.	Indemnification. The Adviser agrees to indemnify and
hold harmless the Sub-Adviser and its officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or litigation (including reasonable attorney's fees and other related expenses) incurred by the Sub-Adviser that (i) are based upon any willful misfeasance, bad faith, gross negligence or material breach of this Agreement by the Adviser; or (ii) are based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement filed with the Securities and Exchange Commission, prospectus or Statement of Additional Information in effect at any time covering shares of the Portfolio, Fund marketing materials and advertising, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Portfolio or the Adviser or any affiliated person of the Adviser by the Sub-Adviser or any affiliated person of the Sub-Adviser which itself is materially misleading; and further provided, however, that the Adviser's obligation under this Paragraph shall be reduced to the extent that the claim against, or the loss, liability, damage or litigation experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or gross negligence.

	The Sub-Adviser agrees to indemnify and hold harmless the Adviser and its officers, directors, agents and employees from and against any and all claims losses, liabilities, damages or litigation (including reasonable attorney's fees and other related expenses) incurred by the Adviser that are based upon the willful misfeasance, bad faith, gross negligence or material breach of this Agreement by the Sub-Adviser, provided, however, that the Sub-Adviser's obligation under this Paragraph shall be reduced to the extent that the claim against, or the loss, liability, damage or litigation experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or gross negligence.

	Anything to the contrary in this Section 14 notwithstanding, under no circumstances shall the foregoing be construed to relieve the Adviser or the Sub-Adviser from liability for (i) any violation of the Investment Advisers
Act of 1940, as amended, or any other federal securities laws or (ii) for conduct for which the law provides a right of action for which good faith is not a defense.

15.	Confidentiality. Subject to the duty of the Sub-
Adviser, the Adviser and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all material non-public information pertaining to the Portfolio Account and the actions of the Sub-Adviser, the Adviser and the Fund in respect thereof.

16.	Assignment. This Agreement shall terminate
automatically in the event of its assignment.  The Sub-
Adviser shall notify the Fund and the Adviser in writing sufficiently in advance of any proposed change of control within the meaning of the 1940 Act to enable the Fund and the Adviser to take the steps necessary to enter into a new contract with the Sub-Adviser.

17.	Representations, Warranties and Agreements of the
Fund. The Fund represents, warrants and agrees that:

a.	The Sub-Adviser has been duly appointed by the
Board of Trustees of the Fund to provide investment services to the Portfolio Account as contemplated hereby.

b.	The Fund will deliver to the Sub-Adviser a true
and complete copy of its then current Prospectus and Statement of Additional Information as effective from time to time and such other documents or instruments governing the investment of the Portfolio Account and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.

c.	The Fund is currently in compliance and shall at
all times continue to comply with the requirements imposed upon the Fund by applicable law and regulations.

18.	Representations, Warranties and Agreements of the
Adviser. The Adviser represents, warrants and agrees that:
a	The Adviser has been duly authorized by the Board
of Trustees of the Fund to delegate to the Sub-Adviser the provision of investment services to the Portfolio Account as contemplated hereby.

	b. 	The Adviser is registered as an "investment
adviser" under the Investment Advisers Act of 1940
("Advisers Act"), or is a "bank" as defined in Section
202(a)(2) of the Advisers Act and is in all other respects currently in compliance and shall at all times continue to comply with the requirements imposed upon the Adviser by applicable law and regulations.

19. 	Representations. Warranties and Agreements of the
Sub-Adviser. The Sub-Adviser represents, warrants and
agrees that:
	a. 	The Sub-Adviser is registered as an "investment
adviser" under the Advisers Act or is a "bank" as defined in Section 202(a)(2) of the Advisers Act.

	b. 	The Sub-Adviser will maintain, keep current and
preserve on behalf of the Fund, in the manner required or permitted by the 1940 Act, the records identified in Schedule B. The Sub-Adviser agrees that such records
(unless otherwise indicated on Schedule B) are the property of the Fund, and will be surrendered to the Fund promptly upon request; provided, however, that the Sub-Adviser may retain copies of same. Subject to the duty of the Sub-
Adviser, the Adviser and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Sub-Adviser agrees to keep confidential all records of the Fund and information relating to the Fund, unless the release of such records or information is otherwise consented to in writing by the Fund or the Adviser.

	c. 	The Sub-Adviser will complete such reports
concerning purchases or sales of securities on behalf of the Portfolio Account as the Adviser or the Fund may from time to time reasonably require to ensure compliance with the 1940 Act, the Internal Revenue Code, applicable state securities laws and applicable statutes and regulations of foreign jurisdictions.

	d. 	The Sub-Adviser has adopted a written code of
ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act and has provided the Fund with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, a member of the Sub-Adviser shall certify to the Fund upon request that the Sub-Adviser has complied with the requirements of Rule 17j-1 and
Section 204A during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation.
Upon the written request of the Fund, the Sub-Adviser shall permit the Fund, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(d)(1).

	e. 	The Sub-Adviser will promptly after filing with
the Securities and Exchange Commission any material amendment to its Form ADV furnish a copy of such amendment to the Fund and the Adviser.

	f. 	The Sub-Adviser will immediately notify the Fund
and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or otherwise. The Sub-Adviser will also immediately notify the Fund and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio.

20.	Amendment. This Agreement may be amended at any time,
but only by written agreement among the Sub-Adviser, the Adviser and the Fund, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Board of Trustees and, to the extent required by the 1940 Act, the shareholders of the Portfolio in the manner required by the 1940 Act and the rules thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

21.	Effective Date; Term. This Agreement shall become
effective on the date first written above and shall remain in force for a period of time of two years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Fund, the Adviser or the Sub-
Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Portfolio. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

22.	Termination.

	a.	 This Agreement may be terminated by the Fund (by
a vote of the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Portfolio), without the payment of any penalty, immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so notified or otherwise by the Fund, upon sixty (60) days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others.

	b. 	This Agreement may also be terminated by the
Adviser or the Sub-Adviser, without the payment of any penalty, immediately upon written notice to the other parties hereto in the event that the party so notified has previously been notified in writing of a material breach of any provision hereof by such party and such breach shall not have been cured within a 20-day period after notice of such breach or otherwise by the Adviser or the Sub-Adviser upon sixty (60) days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others.

23.	Definitions.  As used in this Agreement, the terms
"affiliated person," "assignment," "control," "interested person," "principal underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

24.	Notice. Any notice under this Agreement shall be given
in writing (in paper or electronic format) addressed and delivered or mailed, postage prepaid, to the other parties to this

Agreement addressed as follows:
If to the Fund, to:
WT Mutual Fund

c/o Wilmington Trust Company
1100 North Market Street, 9th Floor
Wilmington, DE 19801

Attn:
__________________
_ Telephone: (302)
651-8392
Facsimile: (302)
427-4828 E-Mail:
__________________

If to the Adviser, to:
Rodney Square
Management Corporation 1100
North Market Street, 9th
Floor Wilmington, DE 19801
Attn: ___________________
Telephone: (302) 651-8377
Facsimile: (302) 651-
___________ E-Mail:
_______________________
If to the Sub-Adviser, to:
Bennett Lawrence
Management, LLC 757 Third
Avenue, 19th Floor New York,
New York 10017 Attn:
_____________________
Telephone: (212) 508-6408
Facsimile: (212) 593-9647 E-
Mail: _____________________
25.	Severability. If any provision of this Agreement shall
be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

26.	 Governing Law. To the extent that state law is not
preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

27.	Entire Agreement. This Agreement and the Schedules
attached hereto embodies the entire agreement and understanding between the parties.

28.	Acknowledgement of Receipt. By executing this
Agreement, the Fund and the Adviser acknowledge prior receipt of copies of Part II of the Sub-Adviser's Form ADV and the Sub-Adviser's Privacy Notice under Securities and Exchange Commission Regulation S-P.

[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

WT MUTUAL FUND,
on behalf of the Wilmington
Mid Cap Strategic Allocation Fund

By: /s/Robert J. Christian
Name: Robert J. Christian
Title: President/CEO

BENNETT LAWRENCE MANAGEMENT, LLC
By: /s/Van Schreiber
Name: Van Schreiber
Title:  Managing Member

RODNEY SQUARE MANAGEMENT CORPORATION
By: /s/Eric K. Cheung
Name: Erik K Cheung
Title: Vice President



SCHEDULE A
OPERATING PROCEDURES
From time to time the Adviser shall issue reasonable
written Operating Procedures which shall govern reporting
of transactions and other matters so as to facilitate (i) the monitoring of the Fund's compliance with the restrictions and limitations applicable to the operations of a registered investment company and (ii) the
preparation of reports to the Board of Trustees,
regulatory authorities and shareholders.
SUBSTANTIVE LIMITATIONS
A. 	The Sub-Adviser will manage the Portfolio Account as
if the Portfolio Account were a registered investment company subject to the investment objective, policies and limitations applicable to the Portfolio stated in
the Fund's Prospectus and Statement of Additional Information, as from time to time in effect, included in the Fund's registration statement or a supplement
thereto under the Securities Act of 1933 and the
Investment Company Act of 1940 (the "1940 Act"), as
each may be amended from time to time; provided,
however, that if a more stringent restriction or
limitation than any of the foregoing is stated in
Section B of this Schedule, the more stringent
restriction or limitation shall apply to the Portfolio
Account.
B. 	The Sub-Adviser shall not, without the written
approval of the Adviser, on behalf of the Portfolio
Account:
1.	purchase securities of any issuer if such purchase
would cause more than 10 % of the voting securities of such issuer to be held in the Portfolio Account (1940 Act 5(b)(1); IRC 851(b)(4)(a)(ii));

2. 	purchase securities if such purchase would cause:

	a. 	more than 3% of the outstanding voting stock of
any other investment company to be held in the Portfolio
Account (1940 Act 12(d)(1)(A)(i)),

	b. 	securities issued by any other investment company
having an aggregate value in excess of 5% of the value of the total assets in the Portfolio Account to be held in the Portfolio Account (1940 Act 12(d)(1)(A)(ii)),

	c. 	securities issued by all other investment
companies (other than Treasury Stock) having an aggregate value in excess of 10% of the value of the total assets of the Portfolio Account to be held in the Portfolio Account
(1940 Act 12(d)(1)(A)(iii)),

	d. 	more than 10% of the outstanding voting stock of
any registered closed-end investment company to be held in the Portfolio Account, and by any other investment company having as its investment adviser any of the Sub-Advisers, the Adviser, or any other investment adviser to the Fund
(1940 Act 12(d)(1)(C));

3.	purchase securities of any insurance company if such
purchase would cause more than 10% of the outstanding voting securities of any insurance company to be held in the Portfolio Account (1940 Act 12(d)(2)); or

4. 	purchase securities of or any interest in any person
who is a broker, a dealer, is engaged in the business of underwriting, is an investment adviser to an investment company or is a registered investment adviser under the Investment Advisers Act of 1940 unless

	a. 	such purchase is of a security of any issuer
that, in its most recent fiscal year, derived 15% or less of its gross revenues from securities-related activities
(1940 Act Rule 12d3-l(a)), or

	b. 	despite the fact that such purchase is of any
security of any issuer that derived more than 15% of its gross revenues from securities-related activities:

		(1)	immediately after the purchase of any equity
security, the Portfolio Account would not own more than 5% of outstanding securities of that class of the issuer's equity securities (1940 Act Rule 12d3-1(b)(1));

		(2) 	immediately after the purchase of any debt
security, the Portfolio Account would not own more than 10% of the outstanding principal amount of the issuer's debt securities (1940 Act Rule 12d3-1(b)(2)); and

		(3) 	immediately after the purchase, not more
than 5% of the value of the Portfolio Account's total assets would be invested in the issuer's securities (1940
Act Rule 12d3-1(b)(3)).

C.	The Sub-Adviser will manage the Portfolio Account so
that no more than 10% of the gross income of the Portfolio Account is derived from any source other than dividends, interest, payments with respect to securities loans (as defined in IRC 512(a)(5)), and gains from the sale or other disposition of stock or securities (as defined in the 1940 Act 2(a)(36)) or foreign currencies, or other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Portfolio's business of investing in such stock, securities, or currencies (IRC 851(b)(2)).
Dated: July 1, 2005



SCHEDULE B RECORD KEEPING REQUIREMENTS
Records To Be Maintained by the Sub-Adviser:
A. 	(Rule 31a-l(b)(5) and (6)). A record of each brokerage
order, and all other portfolio purchases and sales,
given by the Sub-Adviser on behalf of the Portfolio
Account for, or in connection with, the purchase or
sale of securities, whether executed or unexecuted.
Such records shall include:
1.	the name of the broker;

2.	the terms and conditions of the order and of any
modification or cancellation thereof;

3.	the time of entry or cancellation;

4.	the price at which executed;

5.	the time of receipt of a report of execution; and

6.	the name of the person who placed the order on behalf
of the Portfolio Account.

B. 	(Rule 31a-l(b)(9)). A record for each fiscal quarter,
completed within ten (10) days after the end of the
quarter, showing specifically the basis or bases (e.g.
execution ability, execution and research) upon which
the allocation of orders for the purchase and sale of
portfolio securities to named brokers or dealers was
effected, and the division of brokerage commissions or
other compensation on such purchase and sale orders.
Such record:
1. 	shall include the consideration given to:
	a. 	the sale of shares of the Fund by brokers or
dealers;
	b. 	the supplying of services or benefits by brokers
or dealers to:
		(1) 	the Fund,
		(2) 	the Adviser,
		(3) 	the Sub-Adviser, and
		(4) 	any person other than the foregoing; and
	c. 	any other consideration other than the technical
qualifications of the brokers and dealers as such;

2.	shall show the nature of the services or benefits made
available;

3.	shall describe in detail the application of any
general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation; and

4. 	shall show the name of the person responsible for
making the determination of such allocation and such division of brokerage commissions or other compensation.

C. 	(Rule 31a-l(b)(10)). A record in the form of an
appropriate memorandum identifying the person or
persons, committees or groups authorizing the purchase
or sale of portfolio securities. Where an
authorization is made by a committee or group, a
record shall be kept of the names of its members who
participate in the authorization. There shall be
retained as part of this record: any memorandum,
recommendation or instruction supporting or
authorizing the purchase or sale of portfolio
securities and such other information as is
appropriate to support the authorization.
D. 	(Rule 31a-1(f)). Such accounts, books and other
documents as are required to be maintained by registered investment advisers by rule adopted under
Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser's transactions with respect to the Portfolio Account.

Dated: 	July 1, 2005



SCHEDULE C FEE SCHEDULE
For the services to be provided to the Portfolio pursuant to the attached Sub-Advisory Agreement, the Fund shall pay the Sub-Adviser out of the assets of the Portfolio an annual fee in accordance with the following formula:
55 basis points (0.55%) on the first $75 million; and
	40 basis points (0.40%) on amounts greater than $75 million. The fee shall be payable monthly as soon as practicable after the last day of each month based on the Portfolio Account's average daily net assets.
Dated: July 1, 2005